SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2008

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.    Entry into a Material Definitive Agreement

Securities Purchase Agreement

On August 5, 2008, Achillion Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with selected institutional investors (the “Investors”), including ProQuest Investments (“ProQuest”), Clarus Ventures (“Clarus”) and Investor Growth Capital, Inc. to sell 10,714,655 units, with each unit consisting of one share of the Company’s common stock plus a common stock warrant to purchase 0.25 shares of common stock (the “Common Stock Warrants”), at a price of $2.9049 per unit (the “Units”). Additionally, pursuant to unit warrants issued in connection with the Purchase Agreement, the investors may have the option to purchase an additional 3,679,078 Units at an exercise price of $2.82 between February 2009 and August 2009 (the “Unit Warrants”). The Common Stock Warrants, which represent the right to acquire 2,678,664 shares of common stock and up to an additional 919,770 shares of common stock if all of the Unit Warrants are exercised, have a seven-year term from the date of issuance and will be exercisable at a price of $3.53 per share.

The sale of the Units in the August 2008 closing is expected to result in net proceeds to the Company of approximately $29.5 million after the deduction of offering expenses (the “Private Placement”).

Under the Purchase Agreement, the Company agreed to seek stockholder approval for the transaction within 180 days of August 5, 2008 in accordance with applicable NASDAQ Marketplace rules.

Under the Purchase Agreement, the Company also agreed to take any and all actions as may be required to nominate Nicholas Simon of Clarus to be elected to the Board of Directors at the Company’s 2009 annual meeting of stockholders or, if a vacancy should occur on the Company’s Board of Directors before that time, to elect Mr. Simon to fill that vacancy.

The Common Stock Warrants

The Common Stock Warrants are exercisable for shares of the Company’s common stock at an exercise price of $3.53 per share until the seventh anniversary of the date of issuance. The warrants are exercisable for cash or by net exercise. No Investor is permitted to exercise a Common Stock Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Investor would exceed 19.99% of the number of shares of Common Stock then issued and outstanding unless and until such limitation is no longer required by applicable NASDAQ Marketplace Rules.

The Unit Warrants

The Unit Warrants are exercisable for Units consisting of up to an additional 3,679,078 shares of the Company’s common stock and Common Stock Warrants to purchase up to 919,770 shares of the Company’s common stock at an exercise price of $2.82. The Unit Warrants are exercisable beginning six months following the date of issuance for a minimum of $1 million worth of Units per exercise. The Unit Warrants expire on the first anniversary of the date of issuance. Additionally, the number of Units issuable upon exercise of the Unit Warrant may be proportionately reduced if the Company receives any payment under certain new collaboration agreements. No Investor is permitted to exercise a Unit Warrant, or part thereof, if, upon such exercise, the number of shares of common stock beneficially owned by the Investor would exceed 19.99% of the number of shares of the Company’s common stock then issued and outstanding unless and until such limitation is no longer required by applicable NASDAQ Marketplace Rules.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company will enter into a Registration Rights Agreement with the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to file a Registration Statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by October 6, 2008 to register the resale of the shares of common stock issued as part of the 10,714,655 Units plus the shares of common stock underlying the Common Stock Warrants included in such Units (the “Initial Registrable Securities”). The Company also agreed to use its best efforts to have the Initial Registration Statement declared effective by November 5, 2008, or December 5, 2008 if the Commission determines to review the Initial Registration Statement. Additionally, the Company agreed to file a registration statement (the “Second Registration Statement” and collectively with the Initial Registration Statement a “Registration Statement”) with respect to the shares of common stock to be issued pursuant to the Unit Warrants plus the shares of common stock underlying the Common Stock Warrants to be issued pursuant to the Unit Warrants on or prior to the thirtieth (30th) calendar day following the exercise of at least 30% of the Unit Warrants (the “Second Registrable Securities” and collectively with the Initial Registrable Securities, the “Registrable Securities”). The Company agreed to use its best efforts to have the Second Registration Statement declared effective by the 90th calendar day following exercise of the Unit Warrants.

In the event (i) the Initial Registration Statement has not been filed by October 6, 2008 or the Second Registration Statement has not been filed within 30 days following the exercise of the Unit Warrants, (ii) an acceleration request has not been filed within five trading days of the date which the Company is notified that a Registration Statement will not be reviewed by the Commission staff or is not subject to further review and comment by the Commission staff, (iii) the Initial Registration Statement has not been declared effective by November 5, 2008, if the Commission staff determines not to review the Initial Registration Statement, or the Initial Registration Statement has not been declared effective by December 5, 2008 if the Commission staff determines to review the Initial Registration Statement, (iv) the Second Registration Statement has not been declared effective by the 90th calendar day following the exercise of the Unit Warrants, or (v) the

Registration Statement ceases to remain continuously effective as to all Registrable Securities for more than 15 consecutive trading days or an aggregate of 45 trading days during any 12-month period (each such event, a “Registration Default”), then the Company has agreed to pay each Investor as liquidated damages an amount equal to 1% of the purchase price paid by each such Investor in the Private Placement per 30-day period or portion thereof (a “Penalty Period”) during which the Registration Default remains uncured thereafter, subject to an aggregate limit on liquidated damages. The maximum aggregate amount of liquidated damages payable to each Investor in respect of the Securities is limited to 10% of the aggregate purchase price paid by each such Investor in the Private Placement. The amount payable to any Investor for any partial Penalty Period will be prorated for the number of actual days during the Penalty Period during which a Registration Default remains uncured. In addition, the Company agreed to keep the Registration Statement continuously effective until the earlier to occur of (i) the date after which all of the Registrable Shares registered thereunder shall have been sold and (ii) the date on which 100% of the Registrable Securities covered by such Registration Statement may be sold without volume restrictions pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

Under the Registration Rights Agreement, the Company granted ProQuest non-voting observer rights to attend the Board of Directors’ meetings of the Company.

The Company has granted the Investors customary indemnification rights in connection with the Registration Statements. The Investors have also granted the Company customary indemnification rights in connection with the Registration Statements.

Third Amended and Restated Investor Rights Agreement

In connection with the Private Placement, the Company and certain of its prior investors executed the Third Amended and Restated Investor Rights Agreement, which amends and restates the Second Amended and Restated Investor Rights Agreement, dated November 17, 2005 between the Company and the certain holders of shares of the Company’s common stock, who prior to the Company’s initial public offering owned shares of the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series C-2 Convertible Preferred Stock. The Third Amended and Restated Investor Rights Agreement gives the stockholders party to this Agreement certain registration rights following the date where all of the Registrable Securities under the Registration Rights Agreement have been registered for resale pursuant to an effective Registration Statement.

The foregoing summaries of the terms of the Stock Purchase Agreement, the Registration Rights Agreement and the forms of Common Stock Warrant and Unit Warrant and the Third Amended and Restated Investor Rights Agreement are subject to, and qualified in their entirety by, the Stock Purchase Agreement, the Registration Rights Agreement and the forms of Common Stock Warrant and Unit Warrant and Third Amended and Restated

Investor Rights Agreement, which the Company intends to include as exhibits to its Quarterly Report on Form 10-Q for the period ended September 30, 2008.

Item 3.02.    Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” regarding the Private Placement is incorporated herein by reference.

Based in part upon the representations of the Investors in the Purchase Agreements, the Shares and the Warrants were offered and sold in a private placement to institutional accredited investors without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 8.01.    Other Events.

On August 5, 2008, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

In connection with seeking stockholder approval for the transaction within 180 days of August 5, 2008, the Company intends to file with the SEC a proxy statement. Investors and security holders of the Company are urged to read the proxy statement when it becomes available because it will contain important information about the Company and the Private Placement. Investors and security holders of the Company may obtain free copies of the proxy statement when it becomes available at the SEC’s website at http://www.sec.gov, at the Company website at http://www.achillion.com or by writing to Achillion Pharmaceuticals, Inc., 300 George St., New Haven, Connecticut 06511, Attention: Investor Relations. The Company, its directors and the affiliates of its directors may be deemed to be participants in the solicitation of proxies with respect to the Private Placement. A description of the interests in the Company of its directors and such affiliates is set forth in the Company’s proxy statement for its 2008 annual meeting of stockholders, filed with the SEC on April 25, 2008, and will be set forth in the proxy statement in connection with the Private Placement when it becomes available.

Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the Private Placement. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include any event that would cause the Company or the investors to breach any of their representations and warranties under the purchase agreement. Additional risk factors are identified in the Company’s SEC filings, including the Forms 10-Q and 10-K and in other SEC filings. The Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Achillion Pharmaceuticals, Inc.

Date: August 11, 2008	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer

Exhibit Index

99.1	Press Release, dated August 6, 2008